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                                                                  EXHIBIT (23)-1

                         INDEPENDENT AUDITORS' CONSENT

NEVADA POWER COMPANY

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 13, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 1997 and the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Las Vegas, Nevada
September 4, 1998